                                                             Exhibit 15.1

           Letter Re:  Unaudited Interim Financial Information


Aetna Services, Inc.
Hartford, Connecticut

Gentlemen:

With respect to the Current Report on Form 8-K of Aetna Inc., we acknowledge our awareness of the incorporation by reference of our report dated July 25, 1996 related to our review of interim financial information.

Pursuant to Rule 436(c) under the Securities Act of 1933, such report is not considered a part of a registration statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.

                                     /s/ KPMG Peat Marwick LLP




Hartford, Connecticut
July 25, 1996